Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Independent Bank Corp. 2023 Omnibus Incentive Plan of our reports dated February 28, 2023, with respect to the consolidated financial statements of Independent Bank Corp. and the effectiveness of internal control over financial reporting of Independent Bank Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 25, 2023